Exhibit 10.58
PERSONAL / CONFIDENTIAL
Mr. Christian Magloth
Stadtturmstrasse 5
5400 Baden

Date	March 22, 2010
Reference	PB/em
Direct Dial	+41 44 944 22 85
Telefax	+41 44 944 22 55
Employment Agreement
between Mettler-Toledo International Inc., Greifensee Branch, Im Langacher, 8606 Greifensee, Switzerland, and Mr. Christian Magloth, born March 2, 1965 citizen of Switzerland.
The parties enter into an employment agreement on the terms and conditions set forth below:

Function	Head Human Resources, Member of the Group Management Committee (GMC) of the METTLER TOLEDO Group.

Employing Company / Position Location	Mettler-Toledo International Inc., Greifensee Branch, 8606 Greifensee, Switzerland. The principal place of work is Greifensee, Switzerland. Given the international presence of the company, employee’s duties will require regular business travel to the Group’s various locations.

If not otherwise stipulated in this agreement, the general rules of employment (“Allgemeine arbeitsvertragliche Bestimmungen (AVB)” of our Swiss operations) apply.

Remuneration	Base Salary of CHF 280’020.00 gross per annum, effective October 15, 2010 payable in twelve equal monthly installments of CHF 23’335.00.

Participation in the Incentive Plan POBS Plus for Members of the Group Management of METTLER TOLEDO pursuant to the then-current plan and regulations. Under this plan employee is eligible to earn a cash incentive based upon achievement of various financial and personal targets. For 100% target achievement, the bonus is currently CHF 126’009.00 gross (45% of base salary). The scaling of the bonus system, and selection and weighting of targets, including personal targets, are determined by the Compensation Committee of the Board of Directors.

Expenses	Expense Allowance according to then-current regulations of CHF 10’500.— per annum, payable in twelve monthly installments of CHF 875.—. No commuting or vehicle allowance will be paid.

Employment Agreement Christian Magloth dated March 22, 2010 Head Human Resources	2

Equity Incentive Plan	Participation in the METTLER TOLEDO Equity Incentive Plan as may be amended from time to time.

Personnel Insurance	Additional Accident Insurance and Disability Insurance (coverage of salary in case of illness and accident), at METTLER TOLEDO’s expense.

Participation in the Mettler-Toledo Fonds (pension plan for GMC members) as might be amended from time to time, at METTLER TOLEDO’s expense for the “Standard plan minus”. The insured salary in the Mettler-Toledo Fonds and other personnel insurances is 77.2727% of Target Salary, subject to limits applicable under Swiss law.

Vacation	30 working days per calendar year, including compensation for overtime (“Zeitregelung mit pauschaler Abgeltung”). Unused vacation days in a given year will not be carried forward.

Duration /Notice Period	This employment agreement starts on October 15, 2010 and is of unlimited duration. The notice period is 12 months to the end of a month for both parties.

Non-Competition	While employee is employed by METTLER TOLEDO and for a period of twelve months after his termination, employee shall not directly or indirectly (a) engage in or be employed in any business anywhere in the world which competes with the businesses of METTLER TOLEDO, or (b) solicit for hire or hire any METTLER TOLEDO employee.

Confidentiality	Employee agrees to keep confidential both during and after his employment with METTLER TOLEDO all information of a confidential nature not generally known outside of METTLER TOLEDO, and not to use such confidential information other than for purposes of performing his duties for METTLER TOLEDO.

Miscellaneous	Tax filings:

The parties acknowledge a separate agreement will be signed regarding tax equalization matters.

Applicable Law and Jurisdiction	This agreement shall be governed by Swiss law. All disputes concerning the terms and conditions of this agreement shall be brought before the ordinary courts in the Canton of Zurich, Switzerland.

Employment Agreement Christian Magloth dated March 22, 2010 Head Human Resources	3

Mettler-Toledo International Inc.	The Employee

Olivier Filliol	Peter Bürker	Christian Magloth